CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-148826 on Form N-1A of our reports dated January 26, 2022, relating to the financial statements and financial highlights of ALPS REIT Dividend Dogs ETF , ALPS Equal Sector Weight ETF, Alerian MLP ETF, ALPS Sector Dividend Dogs ETF, Barron’s 400SM ETF, ALPS International Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, Alerian Energy Infrastructure ETF, ALPS Emerging Sector Dividend Dogs ETF, ALPS Medical Breakthroughs ETF, RiverFront Dynamic Unconstrained Income ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF, RiverFront Dynamic US Flex-Cap ETF, ALPS Disruptive Technologies ETF, ALPS Clean Energy ETF, ALPS Active REIT ETF, ALPS Hillman Active Value ETF, and ALPS Global Travel Beneficiaries ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2021, and to the references to us under the headings “Fund Service Providers,” “Financial Highlights” and “Independent Registered Public Accounting Firm” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

March 30, 2022